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                                LICENSE AGREEMENT



     THIS LICENSE AGREEMENT made and entered into this 30th day of November, 1995, by and between NEW ENGLAND DIAGNOSTICS, with offices at 4 Butternut Lane, Hingham, Mass. 02043 hereinafter referred to as "NED"

                                       AND

MEDICAL PRODUCTS, INC., a Florida Corporation, with offices at 987 Hillsboro Mile, Hillsboro Beach, Fl, 33062 hereinafter referred to as "MEDPRO"

                                    RECITALS

     WHEREAS, World Wide Diagnostics, Ltd., (WWD) a Bahamian medical supply firm, acquired and transferred certain technology to NED for royalties, and other valuable consideration; and

     WHEREAS, NED acquired the exclusive license and distribution rights from Universal Health Watch, Inc. (UHW) for Canada, Mexico, Central America, South America, the Bahamas, the Brittish West Indies, Jamaica, Haiti, The Dominican Republic, Bermuda, and Aruba. The NED agreement with UHW for the NED license territories required that NED provide start up funds, arrange equipment leases for laboratory equipment for UHW, negotiate contracts for UHW, and transfer the technology acquired from WWD with the provision that UHW pay the royalties required directly to WWD, and grant NED the exclusive license to market, distribute and sell all of the diagnostic devices manufactured or caused to be manufactured now or in the term of this license by UHW; and


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     WHEREAS, MEDPRO is a medical marketing and distribution company that was organized for the purpose of marketing, distributing and selling medical diagnostic devices as set forth in the attached exhibit "A" and desires to obtain an exclusive marketing, distribution and sales license for South America and the Bahamas; and

     WHEREAS, the parties hereto desire to enter into this agreement whereby MEDPRO shall have the exclusive license to market, distribute and sell the medical diagnostic devices listed in the attached "A" in all of the countries located in "SOUTH AMERICA", and in the "BAHAMAS" the "LICENSE AREA"; and

NOW THEREFORE, for valuable consideration and the mutual promises contained herein, the parties agree as follows:

                      SECTION 1. SCOPE AND TERM OF LICENSE

1.1 LICENSE. NED hereby, subject to the terms and conditions set forth herein, grants to MEDPRO an exclusive license to market, sell and distribute the MEDICAL DIAGNOSTIC DEVICES referenced in the attached exhibit "A" in all of the countries located in South America and in the Bahamas.

1.2 IMPROVEMENTS. NED hereby grants to MEDPRO, for no additional consideration, an exclusive license to any Improvements for UHW's products licensed to NED. The parties agree to disclose to each other any Improvements to any diagnostic test kit or other product designed, manufactured or created by UHW or its employees, consultants or contractors, of which either party becomes aware of at any time during the term of this Agreement.

1.3 TERM OF LICENSE. The term of this license shall be for ten (10) years from the date of the settlement of this agreement.


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1.4  MINIMUM SALES REQUIREMENTS.   The minimum orders required to maintain the
     exclusive rights in this agreement are:

     a.   $500,000 (US) per year for the term of the license for the Bahamas.

     b.   $100,000,000 (US) for South America.

     c. The effective date for the minimum performance begins on July 1, 1996, and continues through each and every 12 month period thereafter for the term of the license.

                SECTION II - CONSIDERATION TO BE PAID FOR LICENSE

2.1 CONSIDERATION. A payment of thirty ($30,000,000) million dollars (US) which shall be paid as follows:

     (a) Upon the execution of this agreement, a secured note in the amount of thirty million dollars ($30,000,000), (see note) secured by the license that is the subject of this agreement and all of the equity interest in MEDPRO.

                  SECTION III - REPRESENTATIONS AND WARRANTIES

3.1 WARRANTIES AND REPRESENTATIONS. NED represents and warrants to MEDPRO as of the date of this Agreement the following:

     (a) TITLE. NED has the power to grant the rights contained in this agreement.

     (b) COMPLIANCE. In all respects material to NED and its products, NED is not in violation of any law or regulation, or under any order of any court or governmental agency.

     (d) AUTHORIZED ACTION. The execution of this Agreement between these parties has been performed by an officer and director who is so authorized, and this Agreement constitutes a valid and binding obligation of NED.

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     (e)  COMMERCIALLY VIABLE PRODUCTS.  NED represents that, to the best of its knowledge and belief, its products are commercially viable, suitable for the diagnostic purposes intended with a highly degree of accuracy in their diagnostic results and there is no reason known to NED why these products delivered under this agreement, should not be permitted or, if approval is required, approved, by any government or regulatory agency within the Licensed Area.

                       SECTION IV - OTHER RESPONSIBILITIES

4.1 NED RESPOSIBILITIES shall be solely responsible for providing the products in compliance with the terms and conditions of specific purchase order agreements between the parties. All products are to be delivered FOB an east coast port of the United States of America.

4.2 MEDPRO RESPONSIBILITIES. MEDPRO shall be responsible for developing a market for the products within the Licensed Area, at MEDPRO's expense.

                      SECTION V - CONFIDENTIAL INFORMATION

5.1 CONFIDENTIAL INFORMATION. The term "Confidential Information" shall mean and include all information shared between the parties regarding the patents, improvements, know-how and propriety rights of and for the HIV Test Kit and for any other product that is the subject of this Agreement, and also including the business plans, finances, investors, licensees, officers, directors, and other propriety and business information relating to the parties and to this agreement, which Confidential Information the parties agree and represent to keep confidential and to not disclose to any other parties without the consent of the other party, unless such information becomes part of the public domain, or is otherwise becomes known to third parties without fault by non-owning party hereunder.


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                       SECTION VI - CONDITIONS OF CLOSING

6.1 CONDITIONS OF CLOSING. The parties obligations under this agreement are conditions upon the following:

     (a) TRUE REPRESENTATIONS. That all representations made by the parties in this Agreement are true and correct in all material respects as of the date of this agreement.

                     SECTION VII - MISCELLANEOUS PROVISIONS

7.1 ENTIRE AGREEMENT. This Agreement (including the schedules and annexes hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the parties and supersede any prior agreement and understanding relating to the subject matter of this agreement. This Agreement may be modified or amended only by a duly authorized written instrument executed by the parties hereto.

7.2 DEFAULT. MEDPRO has an obligation to make the minimum order in any given year, as described in Section 2.1 above. If these obligations are not completed on schedule, NED shall have the right to put MEDPRO on notice of its default. If MEDPRO fails to cure the default by ordering sufficient quantities within 30 days from the date of notice, then NED shall have the right to deem that the exclusivity of the rights granted to MEDPRO hereunder are terminated and that this Agreement converts to a non-exclusive right in MEDPRO to market, sell and distribute within the Licensed Area.

7.3 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts.

7.4 NOTICES. Any notice or communication required or permitted hereunder shall be sufficiently given if sent by first class mail, postage prepaid, return receipt to the parties at such address as the parties may designate in writing.

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7.5  SURVIVORSHIP.  All warranties, covenants, representations and guarantees shall survive this Agreement. The parties hereto in executing and in carrying out the provisions of this Agreement are relying solely on the representations, contained herein or upon the writings and documents delivered pursuant to provisions of this Agreement.

7.6 DISPUTES. Any disputes between the parties shall be settled by Arbitration. The Arbitrator shall be selected from a known established board of Arbitrators.

7.7 GOVERNING LAW. The laws of the State of Florida, USA, shall govern the enforcement of this agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


NEW ENGLAND DIAGNOSTICS, INC.



By:  /s/ Karen Losordo
   ---------------------------
   Karen Losordo, President


MEDICAL PRODUCTS, INC.


By:  /s/ Vincent Celentano
   ---------------------------
   Vincent Celentano, Chairman


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                                   EXHIBIT "A"

                       WHOLESALE PRICES/DIAGNOSTIC DEVICES


Cholera - 24 hour test                                 $ 2.00 per test

Cholera - Quix assay - rapid test                       12.00 per test

Group A strep - Quix                                     5.60 per test

Syphilis test                                            1.25 per test

Gonorrhea test                                           1.50 per test

Glucose (diabetes) test                                   .80 per test

Hepatitis A + B                                         14.40 per test

HIV I - peptide test                                     1.00 per test

HIV I & II test                                          5.50 per test

HIV I & II Quix test (I piece - 3 step cassette)         8.50 per test

Diphtheria test                                         15.00 per test

Pregnancy (Quix Rapid) test                              1.00 per test


PRICES EFFECTIVE AS OF JANUARY 1, 1996